EXHIBIT 16.1


[BDO SEIDMAN, LLP COMPANY LOGO]                   1900 Avenue of the Stars
                                                  11th Floor
                                                  Los Angeles, CA  90067
                                                  Phone 310-557-0300
                                                  Fax   310-557-1777

BDO SEIDMAN, LLP
Accountants and Consultants



December 30, 2004



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on December 30, 2004 to be filed by our former client, Brilliant Digital Entertainment, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,


/s/ BDO Seidman, LLP
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    BDO Seidman, LLP